UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective May 12, 2021, Aravive, Inc. (the “Company”) increased the size of its Board of Directors from five directors to eight directors and Dr. Peter T. C. Ho, Dr. John A. Hohneker and Mr. Sigurd C. Kirk were appointed as members of its Board of Directors, each to hold office in accordance with the certificate of incorporation and bylaws of the Company until his successor is duly elected and qualified or his earlier death, resignation or removal.  Mr. Kirk was also appointed to serve on the Audit Committee of the Board. Dr. Hohneker was also appointed to serve on the Compensation Committee of the Board. Dr. Ho will serve as a Class III director up for re-election in 2023, Dr. Hohneker will serve as a Class II director up for re-election in 2022 and Mr. Kirk will serve as a Class I director up for re-election in 2021.

Biographical information regarding Dr. Ho, Dr. Hohneker and Mr. Kirk is set forth below.

There are no family relationships between any of Dr. Ho, Dr. Hohneker and Mr. Kirk and the Company’s directors or executive officers. In addition, none of Dr. Ho, Dr. Hohneker or Mr. Kirk is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s policy as currently in effect, each of the non-employee directors will receive a cash retainer for his service on the Board of Directors and for service on each committee of which he is a member, as well as specified initial and annual equity awards under the Company’s 2019 Equity Incentive Plan. The Company’s non-employee director compensation policy as currently in effect is described under the caption “Executive Compensation — Non-Employee Director Compensation Policy” in the Annual Report on Form 10-K for the year ended December 31, 2020, and this summary is incorporated by reference herein.

Each of Dr. Ho, Dr. Hohneker and Mr. Kirk is expected to execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014, and such exhibit is incorporated by reference herein.

Peter T. C. Ho, M.D., Ph.D.

Dr. Ho, age 59, has more than 25 years of biotechnology and pharmaceutical industry experience in numerous operational roles. Dr. Ho served as the Chief Medical Officer of Boston Pharmaceuticals, Inc. from 2018 until 2020. From September 2014 until 2017, Dr. Ho served in various roles at Epizyme, Inc., a commercial stage biopharmaceutical company, including as Executive Vice President and Chief Medical Officer from September 2015 until December 31, 2017 and Chief Development Officer from September 2014 to September 2015. Dr. Ho served as Chief Executive Officer of Metastagen Inc., a pharmaceutical preparation company that he co-founded, from February 2013 until September 2014, as President of BeiGene Ltd., a biopharmaceutical company based in Beijing, China that he co-founded, from October 2010 to December 2012, as Vice President of Oncology Development at Johnson & Johnson from September 2008 to September 2010 and, prior to that, as Senior Vice President of the Oncology Center of Excellence for Drug Development at GlaxoSmithKline. Dr. Ho currently serves on the Scientific Advisory Board of Accent Therapeutics, Inc. and is a Senior Scientific and Medical Advisor to Overland Pharmaceuticals (US) Inc., D3 Bio, Inc., based in Hong Kong, and M4K Pharma, based in Toronto, CA. Over his career, Dr. Ho has been directly responsible for the first-in-human dosing of 19 anticancer agents and has overseen the development of over 60 hematology and oncology compounds in all phases of clinical trials. His work has contributed to eleven NCE or biologics approvals to date: Gleevec®; Arranon®; Tykerb®; Promacta®; Votrient®; Synribo®; Tafinlar®; Mekinist®; Sylvant®; Rydap®, and Tazverik®.

Dr. Ho is currently an Adjunct Associate Professor in the Division of Chemical Biology and Medicinal Chemistry at the Eshelman School of Pharmacy, University of North Carolina. Dr. Ho received his M.D. and Ph.D. (pharmacology) degrees from Yale University and then completed a pediatrics residency at The Children's Hospital of Boston followed by clinical fellowships in pediatric hematology/oncology at the Dana-Farber Cancer Institute and in clinical oncology and regulatory sciences jointly through the U.S. FDA and the National Cancer Institute. He received his bachelor’s degree in Biology at Johns Hopkins University.

John A. Hohneker, M.D.

Dr. Hohneker, age 61, has 30 years of drug development and leadership experience within the biotech and pharmaceutical industry. Dr. Hohneker served as President and Chief Executive Officer of Anokion SA, a biotechnology company, from January 2018 to January 2021. Prior to joining Anokion SA, Dr. Hohneker was President of Research and Development at FORMA Therapeutics Inc., a biotechnology company, from August 2015 to January 2018. From 2001 to 2015, Dr. Hohneker held roles of increasing responsibility at Novartis AG, most recently as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to joining Novartis, he held positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome.

Since January 2021, Dr. Hohneker has served on the Board of Directors of Evelo Biosciences, Inc., a publicly-traded company. From January to November 2017, he served on the Board of Directors of Dimension Therapeutics Inc., a biotechnology company, until it was acquired by Ultragenyx Pharmaceutical Inc. Dr. Hohneker received a bachelor’s degree in chemistry from Gettysburg College and an M.D. from the University of Medicine and Dentistry of New Jersey at Rutgers Medical School. He completed his internship and residency in internal medicine and his fellowship in medical oncology, all at the University of North Carolina at Chapel Hill.

Sigurd C. Kirk

Mr. Kirk, age 54, is a senior corporate business development executive with more than 15 years of pharmaceutical experience in the areas of branded biopharmaceutical, medical device and generic products.

From 2009 until its acquisition by AbbVie Inc. in May 2020, Mr. Kirk held various positions at Allergan plc. (formerly Actavis). From May 2012 until May 2020, Mr. Kirk was Executive Vice President, Corporate Business Development at Allergan plc., where he was a member of the 12-person Executive Leadership Team. He was an integral member assessing development and commercial opportunities, leading due diligence, as well as negotiating and transacting key legal and financial terms.

Mr. Kirk also served as Senior Vice President, Global Controller and Chief Accounting Officer for Barr Pharmaceuticals, Inc. from 2003 until 2009.

Mr. Kirk started his career at Deloitte & Touche as an Audit Manager, earning his CPA certification. Mr. Kirk received his Bachelor of Business Administration degree from Pace University.

Item 7.01.  Regulation FD Disclosure.

On May 18, 2021, the Company issued a press release regarding the matters discussed in Items 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and  shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished to this Current Report on Form 8-K:

Exhibit	Description

10.1

Form of Indemnification Agreement by and between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-193997) filed with the SEC on March 6, 2014)

99.1	Press Release dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
Name: Gail McIntyre Title: Chief Executive Officer